Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Christopher Linthwaite and Vikram Jog, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre and post-effective amendments) to the Registration Statement on Form S-3 of Fluidigm Corporation (the “Company”) (Registration No. 333-216542), and any additional registration statement (including any amendment thereto) for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each caused this Power of Attorney to be executed as of April 28, 2017.

Signature	Title	Date

/s/ Carlos Paya Carlos Paya	Director	April 28, 2017

/s/ Nicolas Barthelemy Nicolas Barthelemy	Director	April 28, 2017